UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 26, 2012

Sweetwater Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53286	71-1050559
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 W. Bonanza Rd., Las Vegas, Nevada 89106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(702) 382-3385

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Arthur Akeroyd -

Effective June 26, 2012, the Board of Directors of Sweetwater Resources, Inc., a Nevada corporation (the “Company”) appointed Mr. Arthur Akeroyd as a member of the Company’s Board of Directors.  It is contemplated that Mr. Akeroyd may serve on certain committees of the Company’s Board of Directors, but no such committee appointments have been made at this time.  Mr. Akeroyd has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no arrangement or understanding pursuant to which Mr. Akeroyd was appointed as a member of the Company’s Board of Directors.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.   The professional history of Mr. Akeroyd is noted below.

Professional History of Mr. Arthur Akeroyd

For the past 25 years, Mr. Akeroyd has operated as an independent contractor/consultant on a variety of projects world wide.  At present, Mr. Akeroyd is retained on an “as needed” basis with Raven Swiss AG as an Engineering Manager on several energy projects.  Mr. Akeroyd’s prior employment included working with Hawker Siddeley Aviation from 1963 to 1966. At Hawker, Mr. Akeroyd introduced air squadrons from the United States, the United Kingdom, and the Federal Republic of Germany through flight trials of new and complex systems installed on board the Vertical Take-off and landing air craft known as Kestrel/Harrier as well as the P1154 supersonic VTOL fighter.  From 1966 to 1979, Mr. Akeroyd then joined Lockheed Georgia after cancellation of all projects by the Government of the United Kingdom.  At Lockheed, Mr. Akeroyd was in charge of guiding personnel of various rank and station and from several nations including the United States Air Force and the Royal Air Force of the United Kingdom and bringing such air craft as the C-130K, the C-141 and the C-5A through new development programs often lasting several years. From 1979 to 1985, Mr. Akeroyd then joined Emerson Electric in St .Louis, Missouri and was responsible for new business development and was tasked with seeking and obtaining new business opportunities in the aerospace and communications industries and with reviewing system performance analysis of existing technologies. His work included anticipating future applications for these technologies and future developments while facing dwindling or restricted purchasing budgets universally and managing internal costs and manpower assignments. Mr. Akeroyd was often consulted by the United States Air Force, the US Army, Government agencies and civilian companies including Boeing and North American Aviation. Mr. Akeroyd received a degree in Electrical Engineering from London City University.

Section 7 - Regulation FD

Item 7.01             Regulation FD Disclosure.

On June 26, 2012, the Company issued a press release announcing the appointment of Mr. Akeroyd to the Company’s Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated June 26, 2012

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETWATER RESOURCES, INC.

Date: July 2, 2012	By:	/s/ Alvin A. Snaper
Name: Alvin A. Snaper
Title: Chief Executive Officer